UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): October 3, 2012

ALTA MESA HOLDINGS, LP

(Exact name of registrant as specified in its charter)

Texas	333-173751	20-3565150
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

15021 Katy Freeway, Suite 400

Houston, Texas, 77094

(Address of principal executive offices)

(281) 530-0991

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 3, 2012, Alta Mesa Holdings, LP (the “Company”) and its wholly-owned subsidiary Alta Mesa Finance Services Corp. (together with the Company, the “Issuers”), and certain subsidiaries of the Company, as guarantors (the “Guarantors”), entered into a Purchase Agreement (the “Purchase Agreement”) under which the Company agreed to sell $150 million aggregate principal amount of its 9 5/8% senior notes due 2018 (the “Additional Notes”) to Wells Fargo Securities, LLC, as representative of the several initial purchasers named therein (the “Initial Purchasers”), in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Additional Notes, which will be issued at 99% of their face value, will be additional notes under an indenture pursuant to which the Company initially issued $300 million principal amount of its 9 5/8% senior notes due 2018 on October 13, 2010 (the “Existing Notes”). The proposed Additional Notes will be treated as a single series with, and will have the same terms as, the Existing Notes, but will not be fungible with the Existing Notes for trading purposes unless and until they are exchanged for registered notes.

The Company expects the closing of the Additional Notes to occur on October 15, 2012, and intends to use the net proceeds from the offering of $145.3 million (after deducting estimated fees and offering expenses) to repay existing indebtedness under its senior secured revolving credit facility. As a result of the completion of this offering, the borrowing base under the Company’s senior secured revolving credit facility will be automatically reduced from $350 million to $312.5 million.

The Additional Notes have not been registered under the Securities Act or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Issuers and the Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, the Purchase Agreement requires the execution of a registration rights agreement relating to the Additional Notes.

Certain affiliates of the initial purchasers are lenders under the Company’s senior secured revolving credit facility.

The description of the Purchase Agreement in this report is a summary only, is not necessarily complete, and is qualified by the full text of the Purchase Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title of Document

10.1	Purchase Agreement dated October 3, 2012 by and among Alta Mesa Holdings, LP, Alta Mesa Finance Services Corp., the Guarantors named therein and the Initial Purchasers named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTA MESA HOLDINGS, LP

October 4, 2012	By:	/s/ Michael A. McCabe
Michael A. McCabe, Vice President and Chief Financial Officer of Alta Mesa Holdings GP, LLC, general partner of Alta Mesa Holdings, LP

Exhibit Index

Exhibit Number	Title of Document

10.1	Purchase Agreement dated October 3, 2012 by and among Alta Mesa Holdings, LP, Alta Mesa Finance Services Corp., the Guarantors named therein and the Initial Purchasers named therein.